Exhibit 20.1

C-III Asset Management

September 3, 2019

Wilmington Trust, National Association, as Trustee

1100 North Market Street

Wilmington, DE 19890

Attention: CMBS Trustee CSMC 2016-NXSR

CMBSTrustee@wilmingtontrust.com

Fax: 302/636-4140

Re:	Credit Suisse Commercial Mortgage Securities Corp., CSMC 2016-NXSR Commercial Mortgage Trust, Commercial Mortgage Pass-Though Certificates, Series 2016-NXSR

To Whom It May Concern:

Pursuant to Section 7.02 of that certain Pooling and Servicing Agreement (the “PSA”) dated as of December 1, 2016, by and among Credit Suisse Commercial Mortgage Securities Corp., as Depositor, Wells Fargo Bank, National Association, as Master Servicer, Torchlight Loan Services, as Special Servicer, Wells Fargo Bank, National Association, as Certificate Administrator, Wilmington Trust, National Association, as Trustee, and Park Bridge Lender Services LLC, as Operating Advisor and Asset Representations Reviewer, the undersigned hereby agrees with all the other parties to the PSA that the undersigned shall serve as Special Servicer under, and as defined in the PSA. The undersigned hereby acknowledges and agrees that, as of the effective date of the appointment of C-III Asset Management LLC, as the Special Servicer under the terms of the PSA (the “Effective Date”), it assumes all responsibilities, duties and liabilities hereunder that arise thereafter, and that it is and shall be a party to the PSA and bound thereby to the full extent indicated therein in the capacity of Special Servicer. The undersigned hereby makes, as of the Effective Date, the representations and warranties set forth in Section 6.01(b) of the PSA mutatis mutandis, and all references to “Agreement” in Section 6.01(b) of the PSA include this Acknowledgment of Successor Special Servicer. Additionally, as of the Effective Date the undersigned represents and warrants that it is a Qualified Servicer as that term is defined in the Greenwich Office Park Co-Lender Agreement, the Novo Nordisk Co-Lender Agreement and the Rentar Plaza Co-Lender Agreement.

C-III ASSET MANAGEMENT LLC

By:	/s/ Jenna Vick Unell

Name:	Jenna Vick Unell
Title:	Senior Managing Director/General Counsel